Exhibit 10.1
AMENDMENT NO. 1 TO
STOCK AND ASSET PURCHASE AGREEMENT
     This AMENDMENT NO. 1 TO STOCK AND ASSET PURCHASE AGREEMENT, dated as of November 1, 2006 (this “Amendment”), is by and between ProQuest Company, a Delaware corporation (“Seller”), and Snap-on Incorporated , a Delaware corporation (“Buyer”). Seller and Buyer may be referred to in this Agreement individually as a “Party” or collectively as “Parties.”
     WHEREAS, Seller and Buyer are parties to that certain Stock and Asset Purchase Agreement dated as of October 20, 2006 (the “Agreement”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Agreement; and
     WHEREAS, the Parties wish to amend the Agreement pursuant to the terms herein set forth.
     NOW, THEREFORE, in consideration of the covenants hereinafter set forth, and intending to be legally bound hereby, the Parties agree as follows:
ARTICLE I
AMENDMENTS
     The Agreement shall be hereby amended as follows:
     1.1 Section 2.2. Section 2.2 of the Agreement is hereby deleted in its entirety and replaced with the following new Section 2.2:
“2.2 Purchase Price. The aggregate purchase price for the Stock and the Foreign Assets shall be Five Hundred Eight Million Dollars ($508,000,000) (the “Base Price”), subject to adjustment pursuant to Article III below (the “Purchase Price”).”
     1.2 Section 6.3. Section 6.3 of the Agreement is hereby deleted in its entirety and all references to Section 6.3 in the Agreement are hereby deleted.
     1.3 Section 11.1(d)(iii). Section 11.1(d)(iii) is deleted in its entirety and all references to Section 11.1(d)(iii) in the Agreement are hereby deleted.
     1.4 Section 11.3. Section 11.3 of the Agreement is hereby deleted in its entirety and all references to Section 11.3 in the Agreement are hereby deleted.
     1.5 Definitions. All defined terms used exclusively in the Sections of the Agreement that are deleted by this Amendment are hereby deleted.

ARTICLE II
MISCELLANEOUS AGREEMENTS OF THE PARTIES
     2.1 No Other Amendments; Reference. Except as otherwise provided herein, all of the terms, covenants and other provisions of the Agreement shall continue to be in full force and effect in accordance with their respective terms. After the date hereof, all references to the Agreement shall refer to the Agreement (including the Exhibits and Disclosure Schedule attached thereto), as amended by this Amendment.
     2.2 Entire Agreement. This Amendment, the Agreement and the Disclosure Schedule thereto and agreements referred to in the Agreement (including the Confidentiality Letter) set forth the entire understanding of the Parties as to matters not expressly excepted or excluded herein or in the Agreement.
     2.3 Counterparts. This Amendment may be executed in any number of counterparts (including by means of facsimile or scanned copy), each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.
     2.4 Governing Law; Submission to Jurisdiction; Waivers. This Amendment and each other document delivered pursuant to this Amendment shall be governed by, and construed in accordance with, the Laws of the State of Delaware. Each of the Parties agrees that if any dispute is not resolved by the Parties, it shall be resolved only in the Courts of the State of New York sitting in the County of New York or the United States District Court for the Southern District of New York and the appellate courts having jurisdiction of appeals in such courts (collectively, the “Proper Courts”). In that context, and without limiting the generality of the foregoing, each of the Parties irrevocably and unconditionally (a) submits for itself and its property in any action relating to this Amendment or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the Courts of the State of New York sitting in the County of New York, the court of the United States of America for the Southern District of New York, and appellate courts having jurisdiction of appeals from any of the foregoing, and agrees that all claims in respect of any such action shall be heard and determined in such New York State court or, to the extent permitted by law, in such federal court; (b) consents that any such action may and shall be brought in such courts and waives any objection that it may now or thereafter have to the venue or jurisdiction of any such action in any such court or that such action was brought in an inconvenient court and agrees not to plead or claim the same; (c) waives all right to trial by jury in any action (whether based on contract, tort or otherwise) arising out of or relating to this Amendment or any document delivered pursuant to this Amendment, or its performance under or the enforcement of this Amendment or any document delivered pursuant to this Amendment; (d) agrees that service of process in any such action may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address as provided in Section 12.1 of the Agreement; and (e) agrees that nothing in this Amendment or any document delivered pursuant to this Amendment shall affect the right to effect service of process in any other manner permitted by the Laws of the State of New York.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

PROQUEST COMPANY
By:	/s/ Alan W. Aldworth
Name:	Alan W. Aldworth
Title:	Chairman, President & CEO

SNAP-ON INCORPORATED
By:	/s/ Jack D. Michaels
Name:	Jack D. Michaels
Title:	Chairman, President & CEO